UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
____________________________________________________________

Date of report (Date of earliest event reported): March 13, 2014

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite S-223 White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2014, the Company announced that Raymond A. Conta has joined the Board of Directors effective March 13, 2014. Mr. Conta is a recent investor in the Company. In connection with joining the Board, Mr. Conta was granted 250,000 seven-year options with a closing price as of the end of trading day on March 13, the effective date.

Mr. Conta joins the current Board members James Brakke, Chairman, William M. Mooney, Jr., Gary T. Martin and Stanley E. Freimuth.

Raymond A. Conta is an entrepreneur in Westchester County, NY. He owns Advanced Billing Services, Inc., a business that he started in 1999. He also owns other affiliated businesses. Mr. Conta serves on the board of The Children’s Hospital Research Foundation located in Westchester County. Mr. Conta has a B.A. degree from Hamilton College in 1992 and a J.D. from Pace University in 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: March 18, 2014	By:	/s/ William M. Mooney, Jr.
William M. Mooney, Jr.
Director and Chair, Nominations Committee

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